SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

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[ ]    Preliminary Proxy Statement
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       14A-6(E)(2))
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[ ]    Soliciting Material Pursuant to Rule 14a-12


                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                (Name of Registrant as Specified in its Charter)

          _____________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                      AZL OPPENHEIMER EMERGING GROWTH FUND
             5701 GOLDEN HILLS DRIVE -- MINNEAPOLIS, MINNESOTA 55416-1297

July 20, 2006

DEAR CONTRACT OWNER:

The Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") has called a special meeting of the shareholders of AZL Oppenheimer Emerging Growth Fund (the "Fund"). The enclosed proxy statement details a proposed change relating to the subadviser of the Fund, a series of the Trust. Specifically, the Trust's Board of Trustees has recommended that Oppenheimer Capital LLC ("OpCap") manage the Fund, replacing OppenheimerFunds, Inc. ("OFI") as the Fund's subadviser. The proposed change of subadvisers will not change the fees payable by the Fund or by its shareholders. The proposed change, if approved by shareholders of the Fund, is expected to take place on or about August 28, 2006, and the name of the Fund will change to "AZL OCC Opportunity Fund" at that time. The Board of Trustees is requesting that shareholders approve the replacement of OFI with OpCap as the subadviser to the Fund upon the recommendation of Allianz Life Advisers, LLC, the Fund's investment adviser (the "Adviser"). The Adviser's recommendation was based on several factors, including:

     o The recent departure of key investment personnel from OFI;
     o OpCap's portfolio management experience;
     o Prior performance of OpCap's investment team;
     o Risk profiles of OpCap's investment process; and
     o The proposed subadvisory fees and potential economies of scale.

As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are asking you to indicate whether you approve or disapprove of this proposal by completing and returning the enclosed voting instruction form. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

Whether or not you plan to attend the Meeting, please complete, sign, and return the enclosed voting instruction form so that your vote may be counted. A postage-paid envelope is enclosed for this purpose. You also may vote on the internet or by telephone by following the directions on the enclosed voting instruction form.

Thank you for your prompt attention and participation.

                                   Sincerely,

                                   Jeffrey Kletti
                                   President

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                      ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                      AZL OPPENHEIMER EMERGING GROWTH FUND
             5701 GOLDEN HILLS DRIVE -- MINNEAPOLIS, MINNESOTA 55416-1297
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       NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 2006
--------------------------------------------------------------------------------

Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of AZL Oppenheimer Emerging Growth Fund (the "Fund") will be held on August 24, 2006, at 10:00 a.m., Eastern Time, at the offices of BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, for the following purposes:

    1.To approve a subadvisory agreement between Allianz Life Advisers, LLC and Oppenheimer Capital LLC ("OpCap"), so that OpCap will replace OppenheimerFunds, Inc. ("OFI") as the subadviser for the Fund; and

    2.To consider and act upon any matters incidental to the foregoing and to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Shareholders of record of the Fund at the close of business on July 10, 2006, are entitled to notice of, and to vote at, this Meeting or any adjournment of this Meeting.

The Fund issues and sells its shares to separate accounts of Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz"). The separate accounts hold shares of mutual funds, including the Fund, that provide a funding vehicle under variable annuity contracts and variable life insurance policies issued by Allianz (collectively, the "Variable Contracts").

As the record owner of the assets held in the separate accounts, Allianz is the sole shareholder of the Fund and is entitled to vote all of the shares of the Fund. However, pursuant to applicable laws, Allianz votes outstanding shares of the Fund in accordance with instructions received from the owners of the Variable Contracts. This Notice is being delivered to Variable Contract owners who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on the record date for the Meeting (July 10, 2006) in order that they may instruct Allianz how to vote the shares of the Fund underlying their Variable Contracts.

Variable Contract owners are requested to execute and return promptly the enclosed voting instruction form. A postage-paid envelope is enclosed for this purpose. You also may vote on the internet or by telephone by following the directions on the enclosed voting instruction form. Voting instructions may be revoked at any time before they are exercised by submitting a written notice of revocation or a voting instruction form with a later date or by attending the Meeting and voting in person.

Dated:  July 20, 2006                   By Order of the Board of Trustees,
                                        Michael J. Radmer
                                        Secretary

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                  JULY 20, 2006
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                      AZL OPPENHEIMER EMERGING GROWTH FUND
             5701 GOLDEN HILLS DRIVE -- MINNEAPOLIS, MINNESOTA 55416-1297
--------------------------------------------------------------------------------
             SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 2006
--------------------------------------------------------------------------------
INTRODUCTION
This proxy statement is being provided to you in connection with the solicitation by the Board of Trustees (the "Board") of Allianz Variable Insurance Products Trust (the "Trust") of voting instructions for a Special Meeting of Shareholders (the "Meeting") of AZL Oppenheimer Emerging Growth Fund (the "Fund"), which is a series of the Trust. The Meeting will be held on August 24, 2006, at 10:00 a.m., Eastern Time, at the offices of BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219. The voting instructions that are being solicited also may be voted at any adjournment of the Meeting.

SOLICITATION OF VOTING INSTRUCTIONS

The Board is soliciting voting instructions from the beneficial owners of the Fund with respect to a proposal to change the subadviser to the Fund. The solicitation of votes is made primarily by the mailing of this proxy statement and the accompanying voting instruction form on or about July 20, 2006.

The Fund issues and sells its shares to separate accounts of Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively "Allianz"). The separate accounts hold shares of mutual funds, including the Fund, that provide a funding vehicle under variable annuity contracts and variable life insurance policies issued by Allianz (collectively, the "Variable Contracts").

As the record owner of the assets held in the separate accounts, Allianz is the sole shareholder of the Fund and is entitled to vote all of the shares of the Fund. However, pursuant to applicable laws, Allianz votes outstanding shares of the Fund in accordance with instructions received from the owners of the Variable Contracts. Accordingly, this proxy statement and the accompanying voting instruction form are being delivered to Variable Contract owners who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on the record date for the Meeting (July 10, 2006), so that they may instruct Allianz how to vote the shares of the Fund underlying their Variable Contracts. Additional information regarding the voting is set forth below under the caption "Voting Information."

REPORTS AVAILABLE

The
Fund will furnish, without charge, a copy of its most recent annual report to shareholders and its most recent semi-annual report to shareholders succeeding such annual report, if available, to a Variable Contract owner upon request. Such requests should be directed to Allianz VIP Trust, 3435 Stelzer Road, Columbus, Ohio 43219, if made by mail, and to 877-833-7113, if made by telephone.

To reduce expenses, only one copy of the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

PROPOSAL

To approve a subadvisory agreement (the "OpCap Agreement") between Allianz Life Advisers, LLC, the Fund's investment adviser, and Oppenheimer Capital LLC ("OpCap"), so that OpCap will replace OppenheimerFunds, Inc. ("OFI") as the subadviser for the Fund.

INTRODUCTION

As described below, the Board has voted to approve the OpCap Agreement, subject to approval by the shareholders of the Fund. Allianz Life Advisers, LLC recommended this change to the Board for the reasons described below under "Investment Subadvisory Agreement - Board Consideration of the OpCap Agreement."

If shareholders approve the OpCap Agreement, including the proposed change in subadvisers, the OpCap Agreement will become effective on or about August 28, 2006, and the name of the Fund will change to "AZL OCC Opportunity Fund." Approval of the OpCap Agreement will not change the fees payable by Variable Contract owners who, by virtue of their ownership of the Variable Contracts, beneficially own shares of the Fund. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE OPCAP AGREEMENT AND THE RESULTING CHANGE IN SUBADVISER.

BACKGROUND INFORMATION

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the United States Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 31 separate investment portfolios, each of which is, in effect, a separate mutual fund.

The Trust currently offers each series of its shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the separate account and the Variable Contracts issued through it.

ALLIANZ LIFE ADVISERS, LLC (THE "ADVISER")

Pursuant to an investment
management agreement originally approved by the Board on April 11, 2001, the Adviser serves as the Trust's investment manager. Pursuant to a subadvisory agreement dated May 1, 2006, between the Adviser and OFI, OFI serves as the Fund's current subadviser. To date, neither the investment management agreement between the Trust and the Adviser nor the subadvisory agreement between the Adviser and OFI has been required to be submitted for approval by shareholders. The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Adviser is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each fund of the Trust according to its investment objective and strategies. The Adviser has engaged a subadviser for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Adviser's duties to recommend and supervise the Fund's subadviser, the Adviser is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Adviser regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the fund. The Trust and the Adviser have received an exemptive order from the SEC that permits the Board generally to approve a change in the Fund's subadviser, upon the recommendation of the Adviser, without shareholder approval (the "Order"). However, the Order grants such authority to the Board only with respect to subadvisers that are not affiliated with the Adviser. Because Allianz AG is the ultimate parent company of both OpCap and the Adviser, OpCap is considered to be affiliated with the Adviser. Consequently, shareholder approval of the OpCap Agreement is required.

INVESTMENT SUBADVISER

Replacement of OFI with OpCap

At a telephonic meeting held on May 31, 2006, and at an "in-person" meeting held on June 9, 2006, the Adviser recommended that the Board approve the OpCap Agreement so that OpCap will replace OFI as the subadviser for the Fund. At the June 9 meeting, the Board, including a majority of the trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, approved the OpCap Agreement, subject to approval by the shareholders of the Fund. If approved by shareholders, the OpCap Agreement, and the change in subadviser, will become effective on or about August 28, 2006.

OpCap

OpCap is a Delaware limited liability company and a registered investment adviser under the Advisers Act. Its principal place of business is 1345 Avenue of the Americas, 48th Floor, New York, New York 10105. At March 31, 2006, OpCap had aggregate assets under management of approximately $24.5 billion.

OpCap is affiliated with the Adviser. OpCap is a wholly-owned subsidiary of Allianz Global Investors NY Holdings LLC, which is a wholly-owned subsidiary of Allianz Global Investors U.S. Equities LLC. Allianz Global Investors U.S. Equities LLC is a wholly-owned subsidiary of Allianz Global Investors of America L.P., whose parent company is Allianz Aktiengesellschaft Holding (Allianz AG). The mailing address of these entities is 1345 Avenue of the Americas, New York, NY 10105, except for Allianz AG, which is headquartered in Munich, Germany. Allianz AG is also the ultimate parent of the Adviser.

OpCap is not affiliated with OFI.

The names and principal occupations of the directors and principal executive officers of OpCap are set forth in the following table. The address of each such individual is 1345 Avenue of the Americas, New York, New York 10105, which is also the mailing address of OpCap.

NAME                   DIRECTORS             PRINCIPAL OCCUPATION
Bruce Koepfgen      Managing Director    Chief Executive Officer
Colin Glinsman      Managing Director    Chief Investment Officer
Taegan Goddard      Managing Director    Chief Operating Officer
John C. Maney                            Chief Financial Officer
Francis C. Poli                          Chief Legal Officer and Secretary
Janet Squitieri                          Chief Compliance Officer

No person who is an officer or trustee of the Fund is an officer or director of OpCap.


If shareholders approve the proposal, it is expected that Michael Corelli will become the portfolio manager for the Fund. Mr. Corelli has been employed as a portfolio manager for OpCap since 2005. Mr. Corelli has also been concurrently employed as a portfolio manager by PEA Capital LLC ("PEA") since 2003. PEA and OpCap are affiliates and have identical ownership structures, a common address, common senior management, and common policies, procedures, and compliance programs. PEA is also affiliated with the Adviser. Prior to joining PEA in 1999, Mr. Corelli was an analyst at Bankers Trust for 6 years in the small and mid cap growth group. He received his BA from Bucknell University.


PEA currently serves as investment adviser for the following fund that has an investment objective similar to the investment objective of the Fund:

                      RATE OF PEA'S    FEES WAIVED UNDER     NET ASSETS OF FUND
FUND                   COMPENSATION  SUBADVISORY AGREEMENT     AT MAY 31, 2006
PEA Opportunity Fund      0.65%                0%               $260 million

OpCap does not currently serve as an investment adviser for hedge funds.


INVESTMENT SUBADVISORY AGREEMENT

INFORMATION CONCERNING THE OPCAP AGREEMENT

The proposed OpCap Agreement is substantially similar to the existing subadvisory agreement with OFI, except for:
o A change in the effective date (the OFI subadvisory agreement was effective May 1, 2006; the OpCap Agreement, if approved by shareholders, will be effective on or about August 28, 2006)

o Deletion of a provision that OFI will not accept directed brokerage instructions from the Adviser.

The OpCap Agreement requires OpCap to perform essentially the same services as those provided by OFI under its subadvisory agreement. Accordingly, the Fund will receive subadvisory services from OpCap that are substantially similar to those it has received under the OFI subadvisory agreement.

The OpCap Agreement provides that, subject to supervision by the Adviser and the Board, OpCap is granted full responsibility for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. OpCap agrees to provide reports to the Adviser and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The OpCap Agreement states that OpCap will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The OpCap Agreement states that OpCap agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, OpCap will consider all of the factors that it deems relevant, especially the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, OpCap may also consider the brokerage and research services provided to the Fund and/or other accounts over which OpCap exercises investment discretion. OpCap is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if OpCap determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that OpCap adheres to the investment objectives of the Fund and applicable law, the OpCap Agreement permits OpCap to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by OpCap or with accounts of OpCap's affiliates, if in OpCap's reasonable judgment such aggregation would result in an overall economic benefit to the Fund. In addition, OpCap's services under the OpCap Agreement are not exclusive, and OpCap is permitted to provide the same or similar services to other clients.

The OpCap Agreement provides that OpCap is not liable to the Adviser, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except:
(1) for willful misfeasance, bad faith, or gross negligence on the part of OpCap or its officers, directors, or employees, or reckless disregard by OpCap of its duties under the subadvisory agreement; and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the OpCap Agreement are identical to those of the subadvisory agreement with OFI. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or
(2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940
Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The OpCap Agreement may be terminated at any time without the payment of any penalty, by the Adviser or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to OpCap, or by OpCap at any time without penalty, upon 60 days' written notice to the Trust or the Adviser. The OpCap subadvisory agreement automatically terminates in the event of its assignment to another party. This termination provision is the same as the termination provision of the subadvisory agreement with OFI.

The OpCap Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by OpCap, the Adviser (out of its fees received from the Fund, in accordance with the terms of the investment management agreement between the Adviser and the Trust) will pay OpCap a monthly fee as shown in the following table. The subadvisory fee is accrued daily and paid to OpCap monthly.

            OPCAP AGREEMENT                    SUBADVISORY AGREEMENT WITH OFI
----------------------------------------    ------------------------------------
------------------------------- --------    --------------------------- --------
AVERAGE DAILY NET ASSETS*        RATE       AVERAGE DAILY NET ASSETS*     RATE
First $50 million                0.60%      First $10 million             0.75%
Next $200 million                0.55%      Next $90 million              0.60%
Thereafter                       0.50%      Next $150 million             0.50%
                                            Thereafter                    0.45%


* When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate. For example, if average daily net assets are $170 million, under the OpCap Agreement, a rate of 60 basis points would apply to the first $50 million, and a rate of 55 basis points would apply to the remaining $120 million; and under the subadvisory agreement with OFI, a rate of 75 basis points would apply to the first $10 million, a rate of 60 basis points would apply to the next $90 million, and a rate of 50 basis points would apply to the remaining $70 million.

SUBADVISORY FEES

For the period from January 1, 2005, through December 31, 2005, OFI received $719,753.01 for subadvisory services to the Fund. If the OpCap Agreement had been in effect during the same period, OpCap would have received $690,228.31 for subadvisory services to the Fund. This amount would have been 95.9% of the amount received by OFI for the same period.

BOARD CONSIDERATION OF THE OPCAP AGREEMENT

At a telephonic meeting held on May 31, 2006, the Board considered the Adviser's recommendation that OpCap replace OFI as the Fund's subadviser. At an "in person" meeting held on June 9, 2006, the trustees unanimously approved the OpCap Agreement, subject to shareholder approval. At both meetings, the trustees reviewed materials furnished by the Adviser pertaining to OpCap.

The Adviser, as manager of all of the series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Adviser has adopted policies and procedures to assist it in the process of analyzing each subadviser with expertise in particular asset classes for purposes of making the recommendation that a specific investment adviser be selected. The Board reviews and considers the information provided by the Adviser in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Adviser to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadviser, the Adviser recently completed a review of OFI's management of the Fund. The Adviser's review and evaluation of OFI focused on (1) the performance of the Fund; (2) the recent departure of key investment personnel from OFI; and (3) the ability of the Fund, as currently managed, to attract and retain investors and to increase its assets. In support of its recommendation, the Adviser explained to the Board that the primary reason for recommending a change was the departure of certain key investment personnel from OFI.

The
Board, including a majority of the independent trustees, with the assistance of independent counsel to the independent trustees, considered whether to approve the OpCap Agreement in light of its experience in governing the Trust and working with the Adviser and the subadvisers on matters relating to the Funds of the Trust. The independent trustees are those trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Fund, the Adviser, OFI, or OpCap. Prior to voting, the Board reviewed the Adviser's recommendation that it approve the OpCap Agreement with experienced counsel who are independent of the Adviser and received from such counsel an oral summary of the legal standards for consideration of the proposed approval. In its deliberations, the Board considered all factors that the trustees believed were relevant. The Board based its decision to approve the OpCap Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with OFI and determined that the OpCap

Agreement was reasonable and in the best interests of the Fund and approved OpCap as the Fund's new subadviser, subject to shareholder approval, effective on or about August 28, 2006. The Board's decision to approve the OpCap Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements.


A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment advisers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

     (1) THE NATURE, EXTENT, AND QUALITY OF SERVICES PROVIDED BY THE SUBADVISER.

In deciding to approve OpCap as the Fund's subadviser, the Board considered particularly the experience and track record of OpCap's investment management personnel. The Board also noted OpCap's investment infrastructure as well as the risk profiles of its investment process. Specifically, the Board determined that, based upon the Adviser's report and experience with OpCap, the proposed change to OpCap as the subadviser, would likely benefit the Fund and its shareholders.

The Board noted that certain affiliates of OpCap (the "OpCap Affiliates") had been implicated in alleged improper market timing or late trading activities and that the OpCap Affiliates have reached a settlement with the Securities and Exchange Commission concerning the allegations. The Board also noted that in connection with the settlement the OpCap Affiliates have implemented certain changes in their compliance procedures and governance. Finally, the Board noted that members of senior management at the OpCap Affiliates who were implicated in the allegations have departed and that none of the OpCap employees who will be responsible for managing the Fund if the OpCap Agreement is approved were implicated in the allegations.


In reviewing the other various matters listed above, the Board concluded that OpCap was a recognized firm capable of competently managing the Fund; that the nature, extent, and quality of services that OpCap could provide were at a level at least equal to the services that could be provided by OFI; that the services contemplated by the OpCap Agreement are substantially similar to those provided under the subadvisory agreement with OFI; that the OpCap Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that OpCap was staffed with a number of qualified personnel and had significant research capabilities; and that the investment performance of OpCap, based upon the historical "track records" of comparable funds, was at least satisfactory.

     (2) THE INVESTMENT PERFORMANCE OF THE SUBADVISER.

The Board received information about the performance of PEA in managing PEA Opportunity Fund, a mutual fund whose investment objective and principal investment strategies are substantially similar to those of the Fund. The Board noted that the portfolio manager for PEA Opportunity Fund is a dual employee of PEA and OpCap and is the proposed portfolio manager for the Fund. The performance information, which covered the quarter and the one-, three-, and five-year periods ended March 31, 2006, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. The Board noted that PEA's performance relative to the peer group ranked in the 31st percentile or higher for all periods presented. On the basis of the information presented, the Board concluded that PEA's performance in managing a substantially similar fund has been strong and ranks with the Trust's other funds that have the strongest performance over the relevant periods.

     (3) THE COSTS OF SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY OPCAP FROM ITS RELATIONSHIP WITH THE FUND.

The Board compared the fee schedule in the OpCap Agreement to the fee schedule in the existing subadvisory agreement with OFI. The Board noted that although the fee schedule in the OpCap Agreement differs only slightly from the fee schedule in the current agreement with OFI in that the fees payable to OpCap will be slightly lower based on the Fund's current assets and slightly higher when the Fund exceeds $300 million in assets, the fees payable by shareholders of the Fund will not change. Based upon its review, the Board concluded that the fees proposed to be paid to OpCap were reasonable. Information comparing the expenses under the OpCap Agreement and the subadvisory agreement with OFI is set forth in this proxy statement. The Adviser, on behalf of the Board, obtained information from OpCap concerning its anticipated profitability in connection with its relationship with the Fund. Based upon the information provided, the Board determined that there was no evidence that the level of such profitability attributable to OpCap serving as subadviser of the Fund would be excessive.

     (4) AND (5) THE EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS, AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE.

The Board noted that the fee schedule in the OpCap Agreement contains "breakpoints" that reduce the fee rate on assets between $50 million and $200 million and further reduce the fee rate on assets above $200 million. The Board also noted that the assets in the AZL Oppenheimer Emerging Growth Fund as of March 31, 2006, were approximately $170 million. OpCap may realize certain economies of scale as the Fund grows larger, which may at least be partially reflected in the "breakpoints" described above.

The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and service models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all, or if breakpoints exist, they may be at asset levels different from than those in the OpCap Agreement.

Having taken these factors into account, the Board concluded that the breakpoints in the Fund's subadvisory fee rate schedule were acceptable.

BROKERAGE TRANSACTIONS

If the shareholders of the Fund approve the OpCap Agreement, OpCap will be primarily responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions, and the negotiation of brokerage commissions, if any. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, affiliates of OpCap. Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board.

In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

In placing orders for portfolio securities of the Fund, OpCap is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that OpCap must seek to execute each transaction at a price and commission, if any, that provides the most favorable total cost or proceeds reasonably attainable under the circumstances. While OpCap generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily pay the lowest spread or commission available. In the selection of brokers and dealers to execute portfolio transactions, OpCap is authorized to consider not only prices and rates of brokerage commissions, but also other relevant factors including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account, the importance to the Fund of speed, efficiency, or confidentiality, the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold, any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund, the brokerage and research services provided to the Fund, and/or other accounts over which OpCap or an affiliate of OpCap exercises investment discretion.

On occasion, when OpCap determines that the purchase or sale of a security is in the best interest of the Fund as well as its other advisory clients (including any other investment portfolio of the Trust or other advisory or subadvisory accounts for which OpCap or an affiliate acts as investment adviser), OpCap, to the extent permitted by applicable laws and regulations, may aggregate the securities being sold or purchased for the Fund with those being sold or purchased for such other customers in order to obtain the best net price and most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, is made by OpCap in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and such other customers. In some instances, this procedure may adversely affect the price and size of the position obtainable for the Fund.

For the year ended December 31, 2005, the Fund paid aggregate brokerage fees of $911,459.34.

AFFILIATED BROKERAGE COMMISSIONS

Subject to the above considerations, OpCap may use a broker that is an affiliated person of the Trust, of the Adviser, or of OpCap, to effect transactions on a securities exchange for the Fund ("Affiliated Broker"). In order for an Affiliated Broker to effect any portfolio transactions for the Fund, the commissions, fees, or other remuneration received by the broker must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. This standard limits Affiliated Brokers to receiving no more than the remuneration expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. Furthermore, the Board, including a majority of the independent trustees, have adopted or approved procedures for OpCap that are reasonably designed to ensure that any commissions, fees, or other remuneration paid to an Affiliated Broker are consistent with the foregoing standard. Transactions with Affiliated Brokers also are subject to such fiduciary standards as applicable law imposes on OpCap and/or its Affiliated Brokers.

In addition, Section 11(a) of the Securities Exchange Act of 1934 provides that member firms of a national securities exchange may not effect transactions on such exchange for the account of an investment company of which the member firm or its affiliate is the investment adviser, except pursuant to the requirements of that Section.

During the year ended December 31, 2005, the Fund paid no commissions to any Affiliated Broker. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Adviser, or OFI.

VOTE REQUIRED

If approved by the shareholders, the OpCap Agreement will be effective on or about August 28, 2006, or at such later time as may be determined by the Fund's management. Approval of the OpCap Agreement requires the vote of a majority of the outstanding voting securities of the Fund. For this purpose, the term "majority of the outstanding voting securities" means the vote of (a) 67% or more of the outstanding voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Meeting, or (b) more than 50% of the outstanding voting shares of the Fund, whichever is less. Unless otherwise instructed, Allianz will vote for approval of the proposal to approve the OpCap

Agreement. If the OpCap Agreement is not approved for the Fund, OFI will continue to subadvise the Fund as it does currently, and the Board may decide to resubmit the proposal to approve the OpCap Agreement to the Fund's shareholders.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NEW SUBADVISORY AGREEMENT WITH OPPENHEIMER CAPITAL LLC. VOTING INFORMATION

GENERAL

You have the right to instruct Allianz on how to vote the shares in the Fund held under your Variable Contract. The number of Fund shares for which you may provide instructions will be based on the dollar amount of Fund shares that you hold through the subaccount accumulation units and/or annuity units in your Variable Contract on the record date. Each accumulation unit or annuity unit represents a specified dollar value and a specified number of Fund shares. For each dollar of value, the contract owner is permitted to vote one Fund share. We count fractional votes. If you execute and return your voting instruction form, but do not provide voting instructions, Allianz will vote the shares underlying your Variable Contract in favor of the proposal described above. Allianz will vote any shares for which it does not receive a voting instruction form, and any shares which it or its affiliates hold for their own account, in proportionately the same manner as shares for which it has received voting instructions.

For the Meeting to go forward, there must be a quorum. This means that at least 25% of the Fund's shares must be represented at the Meeting either in person or by proxy. Because Allianz is the only shareholder of the Fund, its presence at the Meeting in person or by proxy will meet the quorum requirement. If a quorum is not obtained or if sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of voting instructions. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present in person or by proxy at the Meeting (or any adjournment of the Meeting).

You may revoke your voting instructions up until voting results are announced at the Meeting or at any adjournment of the Meeting by giving written notice to Allianz prior to the Meeting, by executing and returning to Allianz a voting instruction form with a later date, or by attending the Meeting and voting in person. If you need a new voting instruction form, please call the Trust at 763-765-5857, and a new voting instruction form will be sent to you. If you return an executed form without voting instructions, your shares will be voted "FOR" the proposal. Abstentions will be counted as a vote "AGAINST" the proposal.

The Adviser or its affiliates will pay all costs of solicitation, including the cost of preparing and mailing the Notice of a Special Meeting of Shareholders and this proxy statement to Variable Contract owners. Representatives of the Adviser, without cost to the Fund, also may solicit voting instructions from Variable Contract owners by means of mail, telephone, or personal calls.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

 Individuals who
own Variable Contracts representing shares at the close of business on the record date (July 10, 2006) may provide voting instructions for the Meeting or any adjournment of the Meeting. The number of shares of the Fund outstanding at the close of business on the record date is listed in the table below. The officers and trustees of the Fund cannot directly own shares of the Fund, and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. As of the record date, the officers and trustees of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund, and Allianz, for itself and through its separate accounts, was the only shareholder of the Fund. To the best knowledge of the Fund, no person other than Allianz owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as of the record date. Information as of the record date with regard to Allianz's ownership in the Fund is provided below:


FUND                                        SHARES OUTSTANDING NUMBER OF VOTES
AZL Oppenheimer Emerging Growth Fund            9,970,467.89   151,345,271.38

                                       PERCENT OF                   PERCENT OF
                                      OUTSTANDING                   OUTSTANDING
                      SHARES OWNED    SHARES OWNED   SHARES OWNED  SHARES OWNED
                       BY ALLIANZ      BY ALLIANZ     BY ALLIANZ    BY ALLIANZ
                          LIFE            LIFE           LIFE          LIFE
                       INSURANCE       INSURANCE       INSURANCE     INSURANCE
                       COMPANY OF      COMPANY OF     COMPANY OF    COMPANY OF
FUND                 NORTH AMERICA   NORTH AMERICA     NEW YORK      NEW YORK
AZL Oppenheimer
Emerging Growth Fund  9,784,327.44       98.13%       186,140.45       1.87%

As of July 10, 2006

Shareholders of the Fund are entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value per share for each share of the Fund held.

OTHER MATTERS
Management of the Fund knows of no other matters that may properly be, or that are likely to be, brought before the Meeting. However, if any other business shall properly come before the Meeting, the persons named on the voting instruction form intend to vote thereon in accordance with their best judgment.

OTHER INFORMATION

The address of Allianz Life Insurance Company of North America is as follows:
     Allianz Life Insurance Company of North America

     5701 Golden Hills Drive, Minneapolis, Minnesota 55416-1297
The address of Allianz Life Insurance Company of New York is as follows:
     Allianz Life Insurance Company of New York

     One Chase Manhattan Plaza, 37th Floor, New York, New York 10005-1423
The names and addresses of the Fund's investment adviser, principal underwriter, and administrator are as follows:

     Investment       Allianz Life Advisers, LLC
     adviser:         5701 Golden Hills Drive, Minneapolis, Minnesota 55416-1297
     Principal        BISYS Fund Services, Ltd. Partnership
     underwriter:     3435 Stelzer Road, Columbus, Ohio 43219-8000
     Administrator:   BISYS Fund Services Ohio, Inc.
                      3435 Stelzer Road, Columbus, Ohio 43219-8000

The Fund's current subadviser is OppenheimerFunds, Inc., whose principal business offices are located at Two World Financial Center, 225 Liberty St., 11th Floor, New York, NY 10281. Information pertaining to Oppenheimer Capital LLC is set forth above.

SHAREHOLDER PROPOSALS

 The Trust is not required to hold
annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.

--------------------------------------------------------------------------------
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                      AZL OPPENHEIMER EMERGING GROWTH FUND
                             5701 GOLDEN HILLS DRIVE
                        MINNEAPOLIS, MINNESOTA 55416-1297
--------------------------------------------------------------------------------
                             VOTING INSTRUCTIONS FOR
                        A SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 24, 2006
--------------------------------------------------------------------------------
              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
               ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND
                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

The undersigned hereby instructs Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to represent and vote the number of shares of AZL Oppenheimer Emerging Growth Fund (the "Fund") represented by the number of votes attributable to the undersigned's variable annuity contract or variable life insurance policy at the Special Meeting of Shareholders to be held on August 24, 2006, at 10:00 a.m., Eastern Time, at the offices of BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, and at any adjournment thereof, upon the matter below, as set forth in the Notice of a Special Meeting of Shareholders and in the accompanying proxy statement.

VOTES OF CONTRACT OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

Receipt of the Notice of a Special Meeting of Shareholders and of the accompanying proxy statement is acknowledged by your execution of these voting instructions.

There are three ways to provide your voting instructions. Your telephone or Internet vote authorizes Allianz to vote your shares in the same manner as if you marked, signed, and returned your voting instruction form.

                   VOTE BY PHONE -- TOLL FREE - 1-866-241-6192
Use any touch-tone telephone to provide your voting instructions 24 hours a day, 7 days a week, until 5:00 p.m. Eastern Time on August 23, 2006. Please have your voting instruction form and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions the voice provides you.

                VOTE BY INTERNET -- HTTPS://VOTE.PROXY-DIRECT.COM
Use the internet to provide your voting instructions 24 hours a day, 7 days a week, until 5:00 p.m. Eastern Time on August 23, 2006. Please have your voting instruction form and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to create an electronic ballot.

                                  VOTE BY MAIL
Mark, sign, and date your voting instruction form and promptly return it in the postage-paid envelope we have provided or return it to: PROXY TABULATOR, P.O. BOX 9043, SMITHTOWN, NY 11787-9915. Voting instructions must be received by 5:00 p.m. Eastern Time on August 23, 2006.

The undersigned hereby instructs Allianz to vote as indicated below. IF YOU DO NOT INDICATE A CHOICE, YOUR RETURN OF THE SIGNED FORM SHALL BE CONSIDERED AS INSTRUCTIONS TO VOTE "FOR" APPROVAL OF THE PROPOSAL. If any other matter properly comes before the Special Meeting of Shareholders, Allianz will vote in accordance with its best judgment.

1. To approve a subadvisory agreement (the "OpCap Agreement") between the Allianz Life Advisers, LLC and Oppenheimer Capital LLC so that Oppenheimer Capital LLC will replace OppenheimerFunds, Inc. as subadviser for the Fund.


    __ FOR the proposal
    __ AGAINST the proposal
    __ ABSTAIN

NOTE: PLEASE DATE THESE VOTING INSTRUCTIONS AND SIGN YOUR NAME IN THE EXACT FORM AS IT APPEARS HEREIN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU SIGN AS "TRUSTEE" OR "EMPLOYER," PLEASE GIVE FULL TITLE AS SUCH.

Date:  ___________________, 2006              _________________________________
                                              Signature

Thank you for your voting instructions.